Exhibit 5

OPINION OF LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION

LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

December 30, 2014

Board of Directors
Salisbury Bancorp, Inc.
5 Bissell Street
Lakeville, Connecticut 06039

Re:	Salisbury Bancorp, Inc. – Registration Statement on Form S-8

Members of the Board of Directors:

You have requested the opinion of this firm as to certain matters in connection with the registration of 74,250 shares of common stock, par value $0.10 per share (the “Shares”) of Salisbury Bancorp, Inc. (the “Company”) and stock options to purchase Common Stock of Salisbury Bancorp, Inc. (“Stock Options”), to be issued pursuant to the Riverside Bank Amended and Restated 2003 Stock Option Plan (the “Stock Benefit Plan”).

In rendering the opinion expressed herein, we have reviewed the Certificate of Incorporation of the Company, the Stock Benefit Plan, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Shares, when issued in accordance with the terms and conditions of the Stock Benefit Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and shall not be used for any other purpose or relied upon by any other person without the prior express written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick
LUSE GORMAN POMERENK & SCHICK
A Professional Corporation